Exhibit 99.1

PRA Group Reports Fourth Quarter and Full Year 2019 Results

NORFOLK, Va., Feb. 27, 2020 /PRNewswire/ -- PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the fourth quarter and full year of 2019. Net income attributable to PRA Group, Inc. was $27.3 million compared to $14.9 million in the fourth quarter of 2018. Diluted earnings per share were $0.60 compared to $0.33 in the fourth quarter of 2018. For the year ended December 31, 2019, net income attributable to PRA Group, Inc. was $86.2 million, or $1.89 in diluted earnings per share, compared to $65.6 million, or $1.44 in diluted earnings per share, during the year ended December 31, 2018.

Fourth Quarter Highlights

  Global cash collections of $456.6 million, an increase of 13%, or 14% on a currency adjusted basis, compared to the fourth quarter of 2018.
  Record Estimated Remaining Collections (ERC) of $6.8 billion, an increase of $611.1 million, or 10%, compared to the fourth quarter of 2018.
  Total portfolio purchases for the quarter of $402.3 million.
  Income recognized on finance receivables of $262.8 million, an increase of 14% compared to the fourth quarter of 2018.
  Income from operations of $70.8 million, an increase of 120% compared to the fourth quarter of 2018.
  Cash efficiency ratio of 59.7% during the quarter compared to 55.0% in the fourth quarter of 2018.

Full Year 2019 Highlights

  Record global cash collections of $1.8 billion, an increase of 13% compared to the full year of 2018.
  Record portfolio purchases of $1.2 billion, excluding business acquisitions, an increase of 11% compared to the full year of 2018.
  Record total revenues breaking $1.0 billion for the first time, an increase of 12% compared to the full year of 2018.
  Cash efficiency ratio of 59.9% compared to 58.0% for the full year of 2018.

"2019 was a year that demonstrated what our focus on the long-term can deliver. In the Americas, we continued to reap the benefits of our investment in the legal collections channel, the change in ownership in Brazil and the acquisition in Canada. In Europe, our patience and discipline placed us in a unique competitive position to drive record portfolio purchases," said Kevin Stevenson, president and chief executive officer. "Our willingness to invest in people, digital, data, and legal over the past few years prepared us to capitalize on the U.S. market where we see steady supply, rational returns, and healthy market share; and in Europe, where we see increasing supply, increasing returns and increasing market share. Our efforts drove additional records in cash collections, revenue, and ERC for the year."

Cash Collections and Revenues

  The following table presents cash collections by quarter and by source on an as reported and currency-adjusted basis:
Cash Collection Source	2019				2018
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas Core	$ 276,639	$ 279,902	$ 294,243	$ 290,723	$ 233,937
Americas Insolvency	40,801	45,759	49,770	44,613	48,000
Europe Core	126,649	118,917	117,635	116,858	113,154
Europe Insolvency	12,520	8,639	8,626	8,977	7,618
Total Cash Collections	$ 456,609	$ 453,217	$ 470,274	$ 461,171	$ 402,709

Cash Collection Source
Constant Currency Adjusted	2019				2018
($ in thousands)	Q4				Q4
Americas Core	$ 276,639				$ 232,600
Americas Insolvency	40,801				48,000
Europe Core	126,649				110,848
Europe Insolvency	12,520				7,535
Total Cash Collections	$ 456,609				$ 398,983

  Cash collections in the quarter increased $53.9 million compared to the fourth quarter of 2018.  The increase was primarily due to a 19% increase in U.S. legal cash collections, a doubling of cash collections in Other Americas Core, and a 15% increase in Europe cash collections.  This growth was primarily driven by increased portfolio acquisitions in Other Americas and Europe and the sustained legal channel investment in the U.S. For the full year, cash collections increased $216.1 million compared to the full year of 2018.
  For the quarter, cash collections on fully amortized pools were $10.5 million and cash collections on nonaccrual pools were $3.2 million.
  Income recognized on finance receivables increased $31.8 million compared to the fourth quarter of 2018 primarily due to yield increases and increased portfolio acquisitions.  For the full year, income recognized on finance receivables increased $106.5 million compared to the full year of 2018.

Expenses

  Operating expenses in the quarter increased $2.6 million compared to the fourth quarter of 2018 largely due to an increase in agency fees and legal collection fees.  This was partially offset by a decrease in compensation and employee benefits in the U.S.  Agency fees increased primarily due to an increase in cash collections in areas where the Company utilizes third party collection firms.  The increase in legal collection fees is directly related to the significant increase in external legal cash collections.
  For the full year, operating expenses increased $55.8 million compared to the full year of 2018.
  Interest expense increased $2.5 million compared to the fourth quarter of 2018 mainly due to higher levels of average borrowings related to increased portfolio acquisitions.
  The effective tax rate for the full year of 2019 was 16.8%.

Portfolio Acquisitions

  The Company purchased $402.3 million in finance receivables in the fourth quarter and $1.3 billion for the full year of 2019.
  At the end of the fourth quarter, the Company had in place forward flow commitments of $506.9 million with $226.0 million in the Americas and $280.9 million in Europe.
Portfolio Acquisition Source	2019				2018
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas Core	$ 118,153	$ 168,185	$ 121,996	$ 169,189	$ 172,511
Americas Insolvency	22,650	26,311	26,092	48,243	52,871
Europe Core	218,919	64,728	136,344	94,283	231,810
Europe Insolvency	42,613	19,772	4,715	7,134	33,661
Total Portfolio Acquisitions	$ 402,335	$ 278,996	$ 289,147	$ 318,849	$ 490,853

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call until March 5, 2020, call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 10136176.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein which are not historical in nature, including PRA Group, Inc.'s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.'s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.'s filings with the Securities and Exchange Commission including but not limited to PRA Group, Inc.'s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.'s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Revenues:
Income recognized on finance receivables	$ 262,835	$ 231,029	$ 998,361	$ 891,899
Fee income	4,297	4,686	15,769	14,916
Other revenue	2,001	1,027	2,951	1,441
Total revenues	269,133	236,742	1,017,081	908,256

Net allowance charges	(12,598)	(21,381)	(24,025)	(33,425)

Operating expenses:
Compensation and employee services	75,671	79,123	310,441	319,400
Legal collection fees	13,822	11,501	55,261	42,941
Legal collection costs	34,411	33,281	134,156	104,988
Agency fees	15,979	9,088	55,812	33,854
Outside fees and services	15,239	17,068	63,513	61,492
Communication	9,722	10,645	44,057	43,224
Rent and occupancy	4,586	4,319	17,854	16,906
Depreciation and amortization	4,123	5,092	17,464	19,322
Other operating expenses	12,198	13,030	46,811	47,444
Total operating expenses	185,751	183,147	745,369	689,571
Income from operations	70,784	32,214	247,687	185,260

Other income and (expense):
Gain on sale of subsidiaries	-	26,575	-	26,575
Interest expense, net	(36,046)	(33,549)	(141,918)	(121,078)
Foreign exchange gain/(loss)	595	(4,553)	11,954	(944)
Other	(241)	(381)	(364)	(316)
Income before income taxes	35,092	20,306	117,359	89,497

Income tax expense	4,073	1,980	19,680	13,763
Net income	31,019	18,326	97,679	75,734
Adjustment for net income attributable to noncontrolling interests	3,678	3,384	11,521	10,171
Net income attributable to PRA Group, Inc.	$ 27,341	$ 14,942	$ 86,158	$ 65,563

Net income per common share attributable to PRA Group, Inc.:
Basic	$ 0.60	$ 0.33	$ 1.90	$ 1.45
Diluted	$ 0.60	$ 0.33	$ 1.89	$ 1.44

Weighted average number of shares outstanding:
Basic	45,413	45,304	45,387	45,280
Diluted	45,748	45,394	45,577	45,413

PRA Group, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)
(Amounts in thousands)
	(unaudited)
	December 31,	December 31,
ASSETS	2019	2018

Cash and cash equivalents	$ 119,774	$ 98,695
Investments	56,176	45,173
Finance receivables, net	3,514,165	3,084,777
Other receivables, net	10,606	46,157
Income taxes receivable	17,918	16,809
Deferred tax asset, net	63,225	61,453
Right-of-use assets	68,972	-
Property and equipment, net	56,501	54,136
Goodwill	480,794	464,116
Intangible assets, net	4,497	5,522
Other assets	31,263	32,721

Total assets	$ 4,423,891	$ 3,909,559

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 4,258	$ 6,110
Accrued expenses	88,925	79,396
Income taxes payable	4,046	15,080
Deferred tax liability, net	85,390	114,979
Lease liabilities	73,377	-
Interest-bearing deposits	106,246	82,666
Borrowings	2,808,425	2,473,656
Other liabilities	26,211	7,370

Total liabilities	3,196,878	2,779,257

Redeemable noncontrolling interest	-	6,333

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000,
issued and outstanding shares, 0	-	-
Common stock, par value $0.01, 100,000 shares authorized, 45,416 shares issued and outstanding at December 31, 2019; 100,000 shares authorized,
45,304 shares issued and outstanding at December 31, 2018	454	453
Additional paid-in capital	67,321	60,303
Retained earnings	1,362,631	1,276,473
Accumulated other comprehensive loss	(261,018)	(242,109)
Total stockholders' equity - PRA Group, Inc.	1,169,388	1,095,120
Noncontrolling interests	57,625	28,849
Total equity	1,227,013	1,123,969
Total liabilities and equity	$ 4,423,891	$ 3,909,559

Select Expenses (Income)
(in thousands, pre-tax)	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Acquisition/divestiture-related expenses	-	-	227	223	-	-	4	10
Legal costs not associated with normal operations	-	-	-	-	647	95	231	92
Noncash interest expense - amortization of debt discount	3,157	3,128	3,071	3,042	2,986	2,958	2,904	2,877
Noncash interest expense - amortization of debt issuance costs	2,649	2,649	2,655	2,636	2,723	2,524	2,532	2,553
Change in fair value on derivatives	1,247	1,126	1,645	349	673	(504)	972	(3,673)
Amortization of intangibles	407	400	418	347	907	994	1,133	1,222
Share-based compensation expense	2,809	2,974	2,620	2,314	1,600	2,361	2,146	2,415

Purchase Price Multiples
as of December 31, 2019
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	Net Finance Receivables Balance(3)	ERC-Historical Period Exchange Rates (4)	Total Estimated Collections (5)	ERC-Current Period Exchange Rates (6)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (7)
Americas Core
1996-2009	$ 930,026	$ 9,279	$ 42,102	$ 2,885,906	$ 42,102	310%	238%
2010	148,193	3,485	28,669	535,684	28,669	361%	247%
2011	209,602	7,707	48,551	739,158	48,551	353%	245%
2012	254,076	16,011	60,711	680,352	60,711	268%	226%
2013	390,826	33,648	94,733	931,194	94,733	238%	211%
2014	405,169	55,033	152,639	929,179	150,012	229%	204%
2015	443,779	93,385	226,865	965,671	226,755	218%	205%
2016	453,158	139,380	354,399	1,081,376	349,699	239%	201%
2017	533,442	242,129	521,715	1,167,831	519,181	219%	193%
2018	655,548	460,797	852,246	1,338,876	848,727	204%	202%
2019	578,281	533,933	1,048,207	1,191,940	1,053,332	206%	206%
Subtotal	5,002,100	1,594,787	3,430,837	12,447,167	3,422,472
Americas Insolvency
2004-2009	397,453	-	917	835,958	917	210%	178%
2010	208,942	-	1,181	546,872	1,181	262%	184%
2011	180,432	-	973	370,103	973	205%	155%
2012	251,395	-	953	392,377	953	156%	136%
2013	227,834	-	2,143	354,923	2,143	156%	133%
2014	148,689	756	3,598	218,044	3,578	147%	124%
2015	63,170	5,783	9,917	87,773	9,917	139%	125%
2016	92,264	17,433	22,491	116,896	22,501	127%	123%
2017	275,257	95,421	121,498	348,811	121,498	127%	125%
2018	97,879	74,459	93,120	127,257	93,120	130%	127%
2019	123,039	114,892	144,228	157,675	144,279	128%	128%
Subtotal	2,066,354	308,744	401,019	3,556,689	401,060
Total Americas	7,068,454	1,903,531	3,831,856	16,003,856	3,823,532
Europe Core
2012	20,409	-	875	40,542	709	199%	187%
2013	20,334	-	431	24,995	343	123%	119%
2014	796,762	188,892	823,116	2,278,261	704,192	286%	208%
2015	419,909	161,210	345,214	748,127	314,643	178%	160%
2016	348,270	190,927	333,375	578,421	332,857	166%	167%
2017	246,752	157,850	232,858	351,216	229,035	142%	144%
2018 (8)	345,256	269,292	407,945	522,374	413,728	151%	148%
2019	512,702	488,468	730,704	779,136	739,345	152%	152%
Subtotal	2,710,394	1,456,639	2,874,518	5,323,072	2,734,852
Europe Insolvency
2014	10,876	306	1,061	18,155	941	167%	129%
2015	19,226	3,083	5,970	29,294	5,262	152%	139%
2016	41,858	12,507	18,160	60,651	18,272	145%	130%
2017	38,409	24,417	28,931	47,604	28,707	124%	128%
2018	45,586	39,424	46,969	56,199	47,240	123%	123%
2019	75,588	74,258	93,518	98,439	95,509	130%	130%
Subtotal	231,543	153,995	194,609	310,342	195,931
Total Europe	2,941,937	1,610,634	3,069,127	5,633,414	2,930,783
Total PRA Group	$ 10,010,391	$ 3,514,165	$ 6,900,983	$ 21,637,270	$ 6,754,315

(1) Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.

(2) For our non-U.S. amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.

(3) For our non-U.S. amounts, Net Finance Receivables are presented at the December 31, 2019 exchange rate.
(4) For our non-U.S. amounts, Estimated Remaining Collections ("ERC")-Historical Period Exchange Rates is presented at the period-end exchange rate for the respective quarter of purchase.
(5) For our non-U.S. amounts, Total Estimated Collections is presented at the period-end exchange rate for the respective quarter of purchase.
(6) For our non-U.S. amounts, ERC-Current Period Exchange Rates is presented at the December 31, 2019 exchange rate.
(7) The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.
(8) Includes a $34.9 million finance receivables portfolio addition in the third quarter of 2018 relating to the accounting consolidation of a
Polish investment fund.

Portfolio Financial Information
Year-to-date as of December 31, 2019
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	Cash Collections(3)	Gross Revenue(3)	Amortization (3)	Net Allowance Charges/ (Reversals)(3)	Net Revenue (3)(4)	Net Finance Receivables as of December 31, 2019 (5)
Americas Core
1996-2009	$ 930,026	$ 19,178	$ 15,005	$ 4,173	$ (3,700)	$ 18,705	$ 9,279
2010	148,193	9,202	8,090	1,112	40	8,050	3,485
2011	209,602	16,637	14,670	1,967	755	13,915	7,707
2012	254,076	17,866	13,930	3,936	(370)	14,300	16,011
2013	390,826	36,855	26,477	10,378	6,325	20,152	33,648
2014	405,169	55,340	37,701	17,639	8,317	29,384	55,033
2015	443,779	83,592	52,469	31,123	9,247	43,222	93,385
2016	453,158	140,590	88,200	52,390	3,364	84,836	139,380
2017	533,442	256,520	128,559	127,961	265	128,294	242,129
2018	655,548	361,899	196,082	165,817	254	195,828	460,797
2019	578,281	143,828	96,841	46,987	34	96,807	533,933
Subtotal	5,002,100	1,141,507	678,024	463,483	24,531	653,493	1,594,787
Americas Insolvency
2004-2009	397,453	652	$ 652	-	-	652	-
2010	208,942	663	663	-	-	663	-
2011	180,432	743	743	-	-	743	-
2012	251,395	1,870	1,870	-	-	1,870	-
2013	227,834	2,862	2,862	-	-	2,862	-
2014	148,689	15,785	9,476	6,309	310	9,166	756
2015	63,170	16,657	6,221	10,436	-	6,221	5,783
2016	92,264	19,918	5,299	14,619	(1,460)	6,759	17,433
2017	275,257	80,906	20,754	60,152	-	20,754	95,421
2018	97,879	27,438	8,210	19,228	-	8,210	74,459
2019	123,039	13,449	5,264	8,185	-	5,264	114,892
Subtotal	2,066,354	180,943	62,014	118,929	(1,150)	63,164	308,744
Total Americas	7,068,454	1,322,450	740,038	582,412	23,381	716,657	1,903,531
Europe Core
2012	20,409	1,450	1,450	-	-	1,450	-
2013	20,334	901	820	81	-	820	-
2014	796,762	172,885	121,450	51,435	(1,846)	123,296	188,892
2015	419,909	66,074	32,821	33,253	(3,353)	36,174	161,210
2016	348,270	57,989	28,594	29,395	2,911	25,683	190,927
2017	246,752	44,085	14,239	29,846	1,815	12,424	157,850
2018 (6)	345,256	88,699	27,309	61,390	664	26,645	269,292
2019	512,702	47,976	17,736	30,240	45	17,691	488,468
Subtotal	2,710,394	480,059	244,419	235,640	236	244,183	1,456,639
Europe Insolvency
2014	10,876	1,547	907	640	-	907	306
2015	19,226	3,904	1,889	2,015	(72)	1,961	3,083
2016	41,858	10,664	4,161	6,503	(42)	4,203	12,507
2017	38,409	9,240	2,300	6,940	522	1,778	24,417
2018	45,586	8,422	2,552	5,870	-	2,552	39,424
2019	75,588	4,985	2,095	2,890	-	2,095	74,258
Subtotal	231,543	38,762	13,904	24,858	408	13,496	153,995
Total Europe	2,941,937	518,821	258,323	260,498	644	257,679	1,610,634
Total PRA Group	$ 10,010,391	$ 1,841,271	$ 998,361	$ 842,910	$ 24,025	$ 974,336	$ 3,514,165

(1) Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.

(2) For our non-U.S. amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.

(3) For our non-U.S. amounts, amounts are presented using the average exchange rates during the current reporting period.
(4) Net Revenue refers to income recognized on finance receivables, net of allowance charges/(reversals).
(5) For our non-U.S. amounts, Net Finance Receivables are presented at the December 31, 2019 exchange rate.
(6) Includes a $34.9 million finance receivables portfolio addition in the third quarter of 2018 relating to the accounting consolidation of a
Polish investment fund.

Cash Collections by Year, By Year of Purchase(1)
as of December 31, 2019
Amounts in thousands

Purchase Period	Purchase Price (2)(3)	Cash Collections
		1996-2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	Total
Americas Core
1996-2009	$ 930,026	$ 1,647,666	$ 295,679	$ 253,544	$ 201,640	$ 146,383	$ 101,829	$ 71,173	$ 45,734	$ 30,452	$ 23,272	$ 19,178	$ 2,836,550
2010	148,193	—	47,076	113,554	109,873	82,014	55,946	38,110	24,515	15,587	11,140	9,202	507,017
2011	209,602	—	—	61,971	174,461	152,908	108,513	73,793	48,711	31,991	21,622	16,637	690,607
2012	254,076	—	—	—	56,901	173,589	146,198	97,267	59,981	40,042	27,797	17,866	619,641
2013	390,826	—	—	—	—	101,614	247,849	194,026	120,789	78,880	56,449	36,855	836,462
2014	405,169	—	—	—	—	—	92,660	253,448	170,311	114,219	82,244	55,340	768,222
2015	443,779	—	—	—	—	—	—	116,951	228,432	185,898	126,605	83,592	741,478
2016	453,158	—	—	—	—	—	—	—	138,723	256,531	194,605	140,590	730,449
2017	533,442	—	—	—	—	—	—	—	—	107,327	278,733	256,520	642,580
2018	655,548	—	—	—	—	—	—	—	—	—	122,712	361,899	484,611
2019	578,281	—	—	—	—	—	—	—	—	—	—	143,828	143,828
Subtotal	5,002,100	1,647,666	342,755	429,069	542,875	656,508	752,995	844,768	837,196	860,927	945,179	1,141,507	9,001,445
Americas Insolvency
1996-2009	397,453	204,343	147,101	156,704	145,418	109,259	56,980	7,617	3,629	2,234	1,103	652	835,040
2010	208,942	—	39,486	104,499	125,020	121,717	101,873	43,649	5,008	2,425	1,352	663	545,692
2011	180,432	—	—	15,218	66,379	82,752	85,816	76,915	35,996	3,726	1,584	743	369,129
2012	251,395	—	—	—	17,388	103,610	94,141	80,079	60,715	29,337	4,284	1,870	391,424
2013	227,834	—	—	—	—	52,528	82,596	81,679	63,386	47,781	21,948	2,862	352,780
2014	148,689	—	—	—	—	—	37,045	50,880	44,313	37,350	28,759	15,785	214,132
2015	63,170	—	—	—	—	—	—	3,395	17,892	20,143	19,769	16,657	77,856
2016	92,264	—	—	—	—	—	—	—	18,869	30,426	25,047	19,918	94,260
2017	275,257	—	—	—	—	—	—	—	—	49,093	97,315	80,906	227,314
2018	97,879	—	—	—	—	—	—	—	—	—	6,700	27,438	34,138
2019	123,039	—	—	—	—	—	—	—	—	—	—	13,449	13,449
Subtotal	2,066,354	204,343	186,587	276,421	354,205	469,866	458,451	344,214	249,808	222,515	207,861	180,943	3,155,214
Total Americas	7,068,454	1,852,009	529,342	705,490	897,080	1,126,374	1,211,446	1,188,982	1,087,004	1,083,442	1,153,040	1,322,450	12,156,659
Europe Core
2012	20,409	—	—	—	11,604	8,995	5,641	3,175	2,198	2,038	1,996	1,450	37,097
2013	20,334	—	—	—	—	7,068	8,540	2,347	1,326	1,239	1,331	901	22,752
2014	796,762	—	—	—	—	—	153,180	291,980	246,365	220,765	206,255	172,885	1,291,430
2015	419,909	—	—	—	—	—	—	45,760	100,263	86,156	80,858	66,074	379,111
2016	348,270	—	—	—	—	—	—	—	40,368	78,915	72,603	57,989	249,875
2017	246,752	—	—	—	—	—	—	—	—	17,894	56,033	44,085	118,012
2018 (4)	345,256	—	—	—	—	—	—	—	—	—	24,326	88,699	113,025
2019	512,702	—	—	—	—	—	—	—	—	—	—	47,976	47,976
Subtotal	2,710,394	-	-	-	11,604	16,063	167,361	343,262	390,520	407,007	443,402	480,059	2,259,278
Europe Insolvency
2014	10,876	—	—	—	—	—	5	4,297	3,921	3,207	2,620	1,547	15,597
2015	19,226	—	—	—	—	—	—	2,954	4,366	5,013	4,783	3,904	21,020
2016	41,858	—	—	—	—	—	—	—	6,175	12,703	12,856	10,664	42,398
2017	38,409	—	—	—	—	—	—	—	—	1,233	7,862	9,240	18,335
2018	45,586	—	—	—	—	—	—	—	—	—	642	8,422	9,064
2019	75,588	—	—	—	—	—	—	—	—	—	—	4,985	4,985
Subtotal	231,543	-	-	-	-	-	5	7,251	14,462	22,156	28,763	38,762	111,399
Total Europe	2,941,937	-	-	-	11,604	16,063	167,366	350,513	404,982	429,163	472,165	518,821	2,370,677
Total PRA Group	$ 10,010,391	$ 1,852,009	$ 529,342	$ 705,490	$ 908,684	$ 1,142,437	$ 1,378,812	$ 1,539,495	$ 1,491,986	$ 1,512,605	$ 1,625,205	$ 1,841,271	$ 14,527,336

(1) For our non-U.S. amounts, Cash Collections are presented using the average exchange rates during the cash collection period.
(2) Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.

(3) For our non-U.S. amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period end exchange rate for the respective quarter of purchase.

(4) Includes a $34.9 million finance receivables portfolio addition in the third quarter of 2018 relating to the accounting consolidation of a Polish investment fund.

Investor Contact:
Darby Schoenfeld, CPA
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com